EXHIBIT 4.6

                          REGISTRATION RIGHTS AGREEMENT

                                                               February 14, 1997

WCAS Capital Partners, II, L.P.
c/o Walsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500

New York, New York 10022

Dear Sirs:

         This will confirm that, in consideration of your commitment to purchase an aggregate 1,700,000 shares (the "Shares") of Common Stock (as defined herein), of MedE America Corporation, a Delaware corporation (the "Company"), pursuant to the Note and Share Purchase Agreement, dated the date hereof (the "Purchase Agreement"), between the Company and you ( the "Purchaser"), and as an inducement to you to consummate the transactions contemplated by the Purchase Agreement, the Company hereby covenants and agrees with you, and with each subsequent holder of Restricted Stock (as such term is defined herein), as follows:

         1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the tie administering the Securities Act.

         "Common Stock" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

         "Registration Expenses" shall mean the expenses so described in Section 8 hereof.

         "Restricted Stock" shall mean the Shares and any shares of capital stock of the Company issued in respect of such securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization.

         "Securities  Act" shall mean the  Securities Act of 1933 or any similar
     Federal   statute,   and  the  rules  and  regulations  of  the  Commission
     thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean the expenses so described in Section 8 hereof.

         2. Restrictive Legend. Each certificate representing Restricted Stock and, except as otherwise provided in Section 3 hereof, each certificate issued upon exchange or transfer of any such securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

     "THE SECURTITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

         3. Notice of Proposed Transfer. Prior to any proposed transfer of any Restricted Stock (other than under the circumstances described in Section 4, Section 5 or Section 5 hereof), the holder thereof shall give written notice to the Company or its transfer agent of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, except as provided below, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such holder shall be entitled to transfer such securities in accordance with the terms of its notice; provided, however, that, if such transfer is a private sale, such transferee agrees, in a writing delivered to the Company. To be bound by the terms hereof to the same extent as if an original party hereto. Such shares may be distributed by the Purchaser to its partners and may be sold in accordance with Rules 144 or 144A under the Securities Act without an opinion of counsel; provided that, in the case of a sale, the Company shall have received such information as the Company may request to provide it with reasonable assurance that the provisions of Rules 144 or 144A have been satisfied. Each certificate for shares of Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not hear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferees and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

         4. Required Registration. (a) At any time the holders of a majority of the outstanding Restricted Stock may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such holders for sale in the manner specified in such notice. Notwithstanding anything to the contrary contained herein, non request may be made under this Section 4 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to this Section 4, Section 5 or
Section 6 hereof and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been so requested.

         (b) Promptly following receipt of any notice under this Section 4 from holders of Restricted Stock, the Company shall immediately notify any holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act for public sale in accordance with the method of disposition specified in such notice from requesting holders the number of shares of Restricted Stock specified in such notice (and in any notice received from other holders within 20 days after receipt of such notice from the Company). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of a majority in interest of the selling holders of Restricted Stock, which be obligated to register Restricted Stock pursuant to this Section 4, on one occasion only; provided that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in the notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

         (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account r for the account of any stockholder of the Company having registration rights with respect to such stock, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially adversely affect the marketing of the Restricted Stock to be sold. Except as provided in this paragraph (c), the Company will not file with the Commission any other registration statement with respect to its Common Stock (other than a registration statement on Form S-4 or S-8), whether for its own account or that of other security holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

         (d) The Company may postpone the filing of any registration statement otherwise required to be prepared and filed by it under this Section 4 if, at the time it receives a request from the holders of Restricted Stock, the Board of Directors of the Company determines in its good faith judgment that such registration would adversely interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction involving the Company that is pending or imminent at the time to the material detriment of the interests of the Company and its stockholders; provided, however, that, if the Board of Directors does not make a determination to utilize this right within 30 days of the date of receipt of such request, this right shall be deemed waived with respect to such request and the Company may exercise its right to postpone a registration statement to be filed under this Section 4 only once in any period of twelve consecutive months. The postponement will be for the minimum period reasonably required but in any event such postponement shall not exceed 90 days. The Company will promptly give the holders of Restricted Stock written notice of any such postponement and will use all reasonable best efforts to minimize the length of the postponement. If the Company shall so postpone the filing of a registration statement, the holders of Restricted Stock shall have the right to withdraw any request ynder this Section 4 by giving written notice of such postponement and, in the event of such withdrawal, the request that was withdrawn shall not be deemed to have been made.

         5.       Form S-3 Registration

         (a) If, at any time after the Company becomes eligible to register securities on Form S- 3, the Company shall receive from any holder or holders of Restricted Stock, a written request or requests that the Company effect a registration on Form S-3 with respect to Restricted Stock owned by such holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, the Company (i) shall promptly give written notice of the proposed registration to all other holders of Restricted Stock and (ii) shall as soon as practicable, effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, to approve appropriate qualifications under applicable blue sky or other state securities laws and to comply with applicable regulations issued under the Securities Act and any other government requirements or regulations as would permit or facilitate the requested sale and distribution) of all or such portion of such holder's and holders' Restricted Stock as are specified in such requrest, together with all or such portion of the Restricted Stock of any holder or holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect any such registration pursuant to this Section 5 more than once in any 180-day period.

         6. Incidental Registration. If the Company at any time proposes to register any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering Restricted Stock for sale to the public), each such time it will give written notice to all holders of Restricted Stock of its intention so to do. Upon the written request of any such holder, given within 20 days after any such notice, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock. In the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 6 to register Restricted Stock shall specify that either (i) such Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters undet such registration or (ii) such Restricted Stock is to be sold in the open market without any underwriting. The number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the holders if Restricted Stock requesting that their shares of Restricted Stock be registered pursuant to this Section 6, based upon the number of share of stock which they desire to include in such registration), if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities ti be sold by the Company; provided, however, that, if any shares are to be included in such underwriting for the account of any person other than the Company or the holders of Restricted Stock, the number of shares to be included by any such person shall be reduced first. Notwithstanding anything to the contrary contained in this Section 6, in the event that there is a firm commitment underwritten offering of securities of the Company pursuant to a registration covering Restricted Stock and a selling holder of Restricted Stock does not elect to sell his Restricted Stock to the underwriters of the Company's securities in connection with such offering, such holder shall refrain from selling such Restricted Stock so registered pursuant to this section 6 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Restricted Stock in connection with such registration commencing on the 90th day after the effective date of such registration statement.

                  7. Registration Procedures. If and whenever the Company is required by the provisions of Section 4, Section 5 or Section 6 hereof to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act the Company will, as expeditiously as possible:

                    (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided):

                    ( b) prepare and file with the  Commission  such  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                    (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons my reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

                    (d) use it best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter shall reasonably request;

                    (e) immediately  notify each seller under such  registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing:

                    (f) use its best efforts (if the offering is underwritten to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply ad to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need not express any opinion as to financial statements or other financial data contained herein) and (C) to such other effects as may reasonably be requested by counsel, for the underwriters or by such selller or its counsel, based on their customary practices, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwritiers and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the related prospectus, or any amendment or supplement thereof, comply as to form in all materials respects with the applicable accounting requirements of the Securities Act and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the data of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or such seller may reasonably request, based on their customary practices:

                    (g) Make available for inspection by each seller, any underwriter participanting in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement: and

                    (h) use its best  efforts to list the  shares of  Restricted
               Stock so registered upon the principal national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such registration.

                    For purposes of paragraphs (a) and (b) above and of Section 4 (d) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall extend until the earlier of the sale of all Restricted Stock covered thereby abd one year after the effective date thereof.

                    In connection with each registration hereunder, the selling holders of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws. No such selling holder of Restricted Stock shall be required to make any representation in any underwriting agreement other than a representation as to the ownership of the shares to be registered by such selling holder in the offering.

                    In connection eith each registration pursuant to Sections 4, 5 and 6 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; provided that such agreement shall not contain any such provision applicable to the Company that is inconsistent with the provisions hereof.

         8. Expenses. All expenses incurred by the Company in complying with Sectiond 4, 5 and 6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of its counsel and of independent public accountants for the Company, reasonable fes and disbursements of one counsel chosen to represent all selling holders of Restricted Stock, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "Selling Expenses."

         The Company will pay all Registration Expenses in connection with each registration statement filed pursuant hereto. All Selling Expenses in connection with any registration statement filed pursuant to Section 4, Section 5 or
Section 6 hereof shall be borne by participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

         9. Indemnification. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, Section 5 or
Section 6 hereof, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4, Section 5 or Section 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or mission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus; and provided further, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (i) any preliminary prospectus if such seller, underwriter or controlling person failed to send or deliver a copy of the final prospectus prior to or concurrently with the delivery of written confirmation of the sale of Restricted Stock and the final prospectus would have completely corrected such untrue statement or omission or (ii) the prospectus if such untrue statement or alleged untrue statement ot omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectus, as so amended or supplemented, such seller, underwriter or controlling person thereafter fails to deliver such prospectus, as so amended or supplemented, prior to or concurrently with the delivery of written confirmation of the sale of Restricted Stock to the person asserting such loss, claim, damage, liability or expense.

         In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, Section 5 or Section 6 hereof, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4,
Section 5 or Section 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information pertaining to such seller furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided further, however, that (x) the liability of each seller hereunder shall be limited to the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement and (y) the seller will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (i) any preliminary prospectus if the Company, such officer, director or underwriter or controlling person failed to send or deliver a copy of the final prospectus prior to or concurrently with the delivery of written confirmation of the sale of Restricted Stock (or, with respect to the company, shares of Common Stock included in such registration) and the final prospectus would have completely corrected such untrue statement or omission or (ii) the prospectus if such alleged omission is completely corrected in an amendment or supplement to the prospectus and if the Company, such officer, director, underwriter or controlling person fails to deliver such prospectus, as so amended or supplemented, prior to or concurrently with the delivery of written confirmation of the sale of Restricted Stock (or, the case of the Company, shares of Common Stock included in such registration) to the person asserting such loss, claim, damage, liability or expense.

         Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not undertake the defense thereof, the indemnifying party shall not be leable to such indemnified party under this
Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     The indemnifying party shall not be liable to indemnify any indemnified party for any settlement of any such action effected without the indemnifying party's consent. Furthermore, the indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by each such indemnified party.

         If the indemnification provided for in this Section 9 is unavailable to an indemnified party under the first or second paragraphs hereof in respect of any losses, claims, damages or liabilities referred therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the sellers of Restricted Stock and any other sellers participating in the registration statement on the other from the sale of shares pursuant to the registered offering of securities as to which indemnity is sought or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the sellers of Restricted Stock and any other sellers participating in the registration statement on the other in connection with the statement or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Restricted Stock and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses), if any, to the

Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of the Restricted Stock and any other sellers participating in the registration statement. The relative fault of the Company on the hand and of the sellers of Restricted Stock and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Restricted Stock or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the sellers of Restricted Stock agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the sellers of Restricted Stock were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no seller of Restricted Stock shall be required to contribute any amount in excess of the proceeds received by such seller from the sale of Restricted Stock covered by the registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10. Changes in Common Stock. If, any as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination r reclassification, or through merger, consolidation, reorganization or recapitalization (including any three-party transaction in which the holders of Common Stock receive securities of the parent or affiliate of a merging or acquiring entity), or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

     11. Availability of Rule 144. So long as there is Restricted Stock outstanding, the Company will file the reports required to be filed by it under the Securities Act and the

Securities Exchange Act of 1934 and the rules and regulations adopted by the Commission thereunder, to the extent required form time to time to enable any holder of Restricted Stock to sell such Restricted Stock without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act or any similar rule or regulation allowing such holders to sell without registration under the Securities Act, as such Rule may be amended from time to time; provided; however, that so long as there is Restricted Stock outstanding, the Company shall continue to file such reports as outstanding, the Company shall continue to file such reports as may be required to satisfy the requirements of Rule 144(c) even if not required to do so pursuant to the Securities Exchange Act of 1934.

     12. Subsequent Registration Rights Agreements. After the date hereof, so long as there is any Restricted Stock outstanding, the Company shall not enter into any registration rights agreement that would materially adversely affect the rights of the holder or holders of such Restricted Stock under this Agreement without the consent of holders of 66 2/3% of the Restricted Stock then outstanding.

     13. Miscellaneous. (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind the inure to the benefits of the respective successors , assigns and transferees of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock.

     (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by telecopier, national overnight courier service or certified mail, return receipt requested, in each case with postage prepaid, addressed as follows:

       if to the Company, to it at its offices at 90 Merrick Avenue, Suite 501, East Meadow, New York 11554, attention: President;

       if to the Purchaser, to it at the address set forth in the Purchase Agreement;

       if to any subsequent holder of Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

   or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company).

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.

                                        Very truly yours,

                                        MEDE AMERICA CORPORATION

                                        By /s/ Thomas P. Staudt
                                          ------------------
                                          Thomas P. Staudt
                                          President and Chief
                                          Executive Officer

AGREED TO AND ACCEPTED
as of the date first
above written.
WCAS CAPITAL PARTNERS II, L.P.

By WCAS CP II Partners, General


By /s/
 ------------------------------